EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of July 16, 2012 (the “Effective Date”), by and between UniTek Global Services Inc., a Delaware corporation (“Unitek”), and Rocco Romanella (“Employee”).

WHEREAS, Unitek desires to employ Employee as its Chief Executive Officer, and Employee desires to be employed by Unitek in such capacity, under the terms and pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Unitek and Employee hereby agree as follows:

1.          Definitions.  As used in this Agreement, the words and terms hereinafter defined have the respective meanings ascribed to them.

(a)          “Affiliate” means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person, including such Person’s subsidiaries; provided that for purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)          “Board” means the Board of Directors of Unitek.

(c)          “Cause” means the occurrence of one or more of the following events:

(i)          Employee has (A) willful misconduct, gross insubordination, and/or gross negligence in the performance of his duties to Unitek or any of its Affiliates, (B) material breach of Unitek’s code of conduct, employee’s manual or any reasonable and lawful policies applicable to all of its senior management; or

(ii)         Employee has breached any material term or provision of this Agreement or any other written agreement between Employee and Unitek or any of its Affiliates; or

(iii)        The Board has determined in good faith, after conducting an investigation, that Employee has committed an act of fraud or theft against Unitek or any of its Affiliates or any wrongful act or omission intended to result in the personal enrichment of Employee or of Employee’s spouse, parents or descendants (whether by blood or adoption and including stepchildren) or the spouses of such individuals in violation of law or of Employee’s duty of loyalty to Unitek or any of its Affiliates at the expense, directly or indirectly, of Unitek or any of its Affiliates, and such act or omission was not disclosed to and approved by the Board prior to taking such act or omission; or

(iv)         Employee has been convicted, or entered into a plea of nolo contendere, of any felony or other offense involving fraud or moral turpitude;

provided, however, in each case after (A) Unitek delivers written notice to Employee of its intention to terminate for Cause within one hundred twenty (120) days after Unitek has actual knowledge of the facts and circumstances upon which Unitek seeks to rely as the basis for its right to terminate for Cause, (B) such notice sets forth in reasonable detail such facts and circumstances and (C) Employee has failed to fully correct or cure any of the events listed in clauses (c)(i)(B) and (c)(ii), if such events are reasonably capable of being fully corrected or cured, within thirty (30) days following delivery of the Unitek’s written notice of its intention to terminate for Cause.

(d)          “Complete Disability” means the inability of Employee, due to illness or accident or other mental or physical incapacity, as determined in writing by a licensed physician, to perform any of his obligations under this Agreement for a period of one hundred eighty (180) calendar days in the aggregate over a period of three hundred sixty (360) consecutive calendar days, such “Complete Disability” to become effective upon the expiration of such one hundred eightieth (180th) day.

(e)          “Good Reason” means the occurrence of one or more of the following, subject to Unitek’s right to cure the circumstances giving rise to such occurrence within thirty (30) business days of Unitek’s receipt of written notice in accordance with Section 11, as applicable:  (i) assignment to Employee of any duties inconsistent, in the aggregate, in any material respect with the duties set forth in Section 3 of this Agreement; (ii) a material reduction in the Base Salary (as defined below) of Employee (other than a reduction of base salary of all Unitek senior management due to poor financial performance of Unitek or any of its Affiliates; (iii) any material breach of this Agreement by Unitek, which is not cured by Unitek within thirty (30) business days after receipt of written notice of such breach given by Employee; (iv) failure by Unitek to renew the Term of this Agreement then in effect in accordance with Section 5; or (v) Unitek requires that Employee’s principal office location be moved to a location more than 50 miles from Philadelphia, Pennsylvania, in each case, without Employee’s express written consent.

(f)          To effect a termination of employment for Good Reason, Employee must give written notice to Unitek of the termination of such employment for Good Reason within thirty (30) days of the occurrence of such Good Reason or, if later, within thirty (30) days after Employee in the exercise of ordinary care shall first become aware of the occurrence of such Good Reason. Unitek will then have thirty (30) days to cure such Good Reason. If Unitek fails to cure such Good Reason within such thirty (30) day cure period, Employee must resign within sixty (60) days following the expiration of such thirty (30) day cure period in order to effect such Good Reason termination. If Employee does not terminate for Good Reason prior to the expiration of such sixty (60) day period, Employee’s right to resign for Good Reason shall expire.

(g)          “Confidential Information” means any information (i) in any form created by Unitek’s employees, or any employees of its Affiliates (including such information created by Employee during his course of employment with Unitek), consultants or agents or otherwise developed or acquired by Unitek or any of its Affiliates, regardless of the medium or media by which such information is recorded or communicated, that is known by or in the possession of Employee being neither in the public domain nor routinely available to third parties, and (ii) if directly or indirectly disclosed to Unitek’s or any of its Affiliates’ competitors would (A) assist such competitors in competing against Unitek or any of its Affiliates, (B) diminish or eliminate any competitive advantage enjoyed by Unitek or any of its Affiliates, (C) cause financial injury or loss to Unitek or any of its Affiliates or (D) reveal proprietary information or trade secrets of Unitek or any of its Affiliates; provided, however, the term “Confidential Information” does not include any information that (i) is publicly available or (ii) becomes available without violation of this Agreement.

(h)          “Person” means any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, corporate body (including a limited liability company and an unlimited liability company), corporation, unincorporated association or organization, governmental authority, syndicate or other entity, whether or not having legal status.

(i)          “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and all rules and regulations promulgated thereunder.

(j)          “Severance Period” means a period of (i) twelve (12) months immediately after the date of termination of employment.

2.          Employment.  Subject to the terms and pursuant to the conditions in this Agreement, Unitek hereby employs Employee during the Term (as defined below) to serve as the Chief Executive Officer of Unitek.   From time to time, Employee also may be designated to such other additional offices within Unitek or its subsidiaries and affiliates as may be necessary or appropriate for the convenience of the business of Unitek and its subsidiaries and affiliates.

3.          Duties of Employee.  Employee shall have such authority and perform such duties assigned to Employee by the Board and as are generally associated with the duties and authority of a chief executive officer of a company in size and scope similar to Unitek and its Affiliates. In the performance of his duties hereunder, Employee shall report regularly and directly to the Board.  Employee shall devote all of his business time and effort to Unitek and its Affiliates .

4.          Acceptance of Employment.  Employee hereby unconditionally accepts the employment set forth hereunder, under the terms and pursuant to the conditions set forth in this Agreement.  Employee hereby covenants and agrees that, during the Term, Employee shall not, without the prior written approval of the Board, become employed by or engaged in any business activity other than that of Unitek and its Affiliates.  Notwithstanding the foregoing, Employee may manage personal investments or engage in charitable activities that do not substantially interfere with Employee’s obligations under this Agreement.

5.          Term.  Employee’s employment by Unitek under this Agreement shall commence on the Effective Date (except as otherwise described in Section and shall continue for one (1) year from the Effective Date, subject to termination in accordance with the provisions of this Agreement.  The period of Employee’s employment hereunder shall be referred to herein as the “Term”. Additionally, at the expiration of the Term, the Agreement will automatically renew on a year-to-year basis, unless one party gives the other party written notice of intent not to renew the contract at least sixty (60) days before the expiration of the initial Term or any continued Term then in effect.

6.          Compensation to Employee.  For and in complete consideration for Employee’s full and faithful performance of his duties under this Agreement, Unitek hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Unitek, the following items of compensation:

(a)          Sign On Bonus. Employee shall receive a cash signing bonus of $100,000, which shall be paid in full on the first regular payroll date following the Effective Date.

(b)          Base Salary.  During the Term, Unitek shall pay Employee an annual base salary of $400,000 (the “Base Salary”), effective as of the Effective Date, payable in accordance with Unitek’s then current payroll practices and pro-rated for any partial periods, if any, based on the actual number of calendar days in the applicable period. The Base Salary may be increased, but shall not be decreased (except as expressly provided herein), at any time during the Term in the sole discretion of the Board (excluding Employee),

(c)          Short Term Incentive.  Employee shall be eligible to receive an incentive compensation bonus (a “Bonus”) pursuant to an incentive bonus program to be implemented by Unitek.  Under such incentive bonus program, Employee shall be eligible to receive a target Bonus of one times Base Salary per calendar year; provided that for 2012, Employee shall be eligible to receive a target Bonus of two times the pro-rated portion of Base Salary paid for service in 2012, to be earned as follows: (A) 50% shall be conditioned upon the achievement of 2012 EBITDA equal to or greater than the target amount established with respect to the annual short term incentive compensation of Unitek’s other executive officers, as determined by the Board in its sole and absolute discretion, and (B) 50% based on Board approval of the operating strategy and significant progress toward team and organizational development as measured by the Chairman of the Board and the Compensation Committee.  Any such Bonus earned shall be paid by Unitek to Employee in accordance with the terms of the applicable incentive bonus program, which is incorporated herein.  Notwithstanding anything to the contrary herein, any Bonus earned shall be paid as promptly as possible following determination or calculation, but in any event within thirty (30) days following the delivery of audited financial statements for the prior fiscal year.

(d)          Long Term Incentive. Employee shall be eligible to participate in long-term cash and equity incentive programs established by Unitek for its senior level executives generally, at levels determined by the Board. Employee’s target long-term incentive compensation shall be equal to one times Base Salary. Employee’s long-term incentive compensation shall be subject to the terms of the applicable plans and shall be determined based on Employee’s individual performance and/or Company performance as determined by the Board. Notwithstanding the foregoing, Employee shall not be eligible to commence participation in the UniTek Senior Executive Long-Term Incentive program until calendar year 2013.

(e)          Employee Benefit Plans.  During the Term, Employee, if otherwise eligible, shall be eligible to participate in such employee benefit plans and programs as may be established by Unitek from time to time.  Nothing in this Agreement shall prevent Unitek from amending or terminating any employee benefit plans or programs from time to time as Unitek deems appropriate.

(f)          Stock Grant.  Subject to Compensation Committee approval, Unitek shall grant to Employee 192,307 shares of common stock of Unitek contemporaneously with Effective Date as an inducement for him to commence employment with Unitek (the “Restricted Stock Grant”). The Restricted Stock Grant shall be subject in all respects to the Restricted Stock Grant Agreement evidencing the terms and conditions of the grant attached hereto as Exhibit A.

(g)          Expense Reimbursement.  During the Term, Unitek shall either pay directly or reimburse Employee for Employee’s reasonable and documented expenses incurred for the benefit of Unitek in accordance with Unitek’s then current policy regarding expenditures and reimbursement.

(h)          Relocation Allowance. Unitek will pay on Employee’s behalf or reimburse Employee for the actual and reasonable expenses incurred by the Employee in connection with Employee’s relocation from his current residence to the Philadelphia, Pennsylvania metropolitan area up to $25,000 in total (the “Relocation Amount”). Employee shall be required to submit to Unitek such invoices and documentation as may be reasonably required by Unitek. Unitek shall provide reimbursements under this Section 6(h) within forty-five (45) days of receipt of the required documentation.

(i)          Automobile Allowance. Employee shall be entitled to an automobile allowance in an amount equal to One Thousand Dollars ($1,000.00) per month.

(j)          Vacations and Holidays.  During the Term and commencing as of the Effective Date, Employee shall be entitled to annual paid vacation leave in accordance with Unitek’s standard paid time off policy then in effect for senior management. Notwithstanding the foregoing, Employee shall be entitled to no fewer than four (4) weeks of paid vacation during each fiscal year (or portion thereof, with appropriate proration) of the Term.

7.          Termination.  Employee’s employment with Unitek may be terminated in accordance with the provisions set forth below. Upon termination for any reason, Employee must resign all positions, including as an officer and, if applicable, as a director or member of the Board and any committees thereof, or the board of directors or committees of any of the Unitek’s subsidiaries or affiliates or any other fiduciary positions with Unitek or its subsidiaries or affiliates.

(a)          Death or Disability of Employee.  Employee’s employment with Unitek shall terminate upon the death of the Employee or involuntary termination of Employee by Unitek due to Complete Disability of Employee; provided, however, that in the event of termination due to death or Complete Disability, Unitek shall pay to Employee or his estate, custodian, conservator or trustee, as applicable, as soon as practicable (allowing Unitek a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of Employee’s death or Complete Disability, as applicable.

(b)          Cause or Without Good Reason.  Employee’s employment with Unitek shall terminate upon (i) Unitek giving written notice to Employee of the termination of such employment for Cause or (ii) Employee giving written notice to Unitek of the termination of such employment without Good Reason; provided, however, that in the event of termination for Cause or without Good Reason, Unitek shall pay to Employee as soon as practicable (allowing Unitek a reasonable period of time to calculate such amounts) any and all salary, reimbursable business expenses, vacation pay (to the extent earned by not paid), benefits and other compensation earned through the date of such termination of employment.  Employee shall not be entitled to any additional compensation other than the compensation aforementioned in this paragraph.

(c)          Without Cause; For Good Reason. Employee’s employment with Unitek shall terminate upon Unitek giving written notice to Employee of the termination of such employment without Cause or Employee’s employment with Unitek shall terminate for Good Reason upon satisfaction of the requirements of Section 1(e); provided, however, in the event of termination without Cause or termination for Good Reason, (A) Unitek shall pay to Employee as soon as practicable (allowing Unitek a reasonable period of time to calculate such amounts) any and all of Employee’s salary, benefits and other compensation earned through the date of such termination of employment and (B) Unitek shall, subject to Employee’s execution and delivery of a Release, which Release shall not have been revoked by Employee pursuant to the terms thereof (and all applicable statutory revocation periods have expired), and subject to Employee’s continued compliance with Section 8 and Section 9, pay to Employee an amount equal to one times his Base Salary (at the rate then in effect) plus one times his Bonus for the calendar year prior to the calendar year in which Employee’s termination occurs, such amount to be paid for the Severance Period, in accordance with Unitek’s then current payroll practices; provided that if Employee is terminated without Cause or terminates for Good Reason prior to the end of 2012, the amount to be paid by Unitek under this Section 7(c)(i)(B) shall be two times Employee’s Base Salary (at the rate then in effect)

(d)          COBRA.  If termination of the Employee occurs pursuant to Section 7(c) , provided Employee is eligible for a timely elects COBRA continuation coverage, Unitek shall reimburse Employee for the COBRA cost of continued coverage under Unitek’s group health plan for Employee, Employee’s spouse and Employee’s dependents for the duration of the Severance Period less the amount Employee would have paid as an active employee; provided, that Unitek reserves the right to restructure the foregoing reimbursement arrangement as it determines necessary or appropriate to avoid negative tax consequences or penalties against Unitek and/or Employee. The COBRA continuation period shall run concurrently with the Severance Period.

(e)          Full Satisfaction.  Employee acknowledges that the payment by Unitek of the amounts specified in this Section 7 shall constitute full and final satisfaction of any entitlement that Employee may have arising from, or in any way related to, Employee’s employment hereunder, including the termination of such employment.

(f)          Delivery of Release.  Notwithstanding anything to the contrary in this Section 7, in the event that any severance payments or benefits are subject to Employee’s execution and delivery of an effective Release in the form attached hereto as Exhibit B (the “Release”), such Release must be delivered to Unitek within sixty (60) days following the date of Employee’s termination of employment.

(g)          Change in Control.  If a “Change in Control” or “Change of Control” (as defined in any compensation, equity-based or other plan under which awards, grants or other issuances of securities of Unitek are made (“Awarded Securities”), including, without limitation, the Berliner Communications, Inc. 2009 Omnibus Equity and Incentive Plan (each an “Equity Plan”)) occurs while Employee is employed by Unitek, 100% of all of Employee’s unvested Awarded Securities awarded under each such Equity Plan shall accelerate, vest and, if applicable, pay as of the date of completion or consummation of the Change in Control.

8.          Confidentiality.

(a)          Employee hereby warrants, covenants and agrees that, without the prior express written approval of Unitek, Employee shall hold in the strictest confidence and shall not disclose to any Person any Confidential Information.  The provisions of this Section 8 shall not prohibit the disclosure of Confidential Information by Employee to the extent required by any governmental authority or by applicable law.  If Employee receives such a demand for disclosure: (i) Employee shall give written notice thereof to Unitek as promptly as is reasonably practicable after he learns of any such demand, (ii) Employee agrees to cooperate with Unitek to prevent or limit such disclosure and (iii) Employee agrees to only disclose that amount of Confidential Information that is expressly required to be disclosed.  The warranty, covenant and agreement set forth in this Section 8 shall not expire and shall survive this Agreement and be binding upon Employee without regard to the passage of time or other events.

(b)          The violation of any of the terms of this Section 8 by Employee would cause irreparable injury to Unitek, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 8 will be inadequate.  Therefore, notwithstanding Section 20, Unitek will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 8 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.

9.          Restrictions on Activities of Employee.

(a)          Acknowledgments.  Employee and Unitek acknowledge and agree that:

(i)          Employee is being employed hereunder in a key capacity with Unitek and that Unitek is engaged in a highly competitive business and that the success of Unitek’s business in the marketplace depends upon its goodwill and reputation for quality and dependability.

(ii)         Employee will have access to Confidential Information in performing his duties for Unitek under this Agreement.

(iii)        Reasonable limits may be placed on Employee’s ability to compete against Unitek and its Affiliates that are engaged in the Business (as defined below) to the extent that they protect and preserve the legitimate business interests and goodwill of Unitek and/or its Affiliates that are engaged in the Business, and that the limits contained herein are in consideration for and as an inducement for, among other things, Employee’s right to receive the options to purchase common stock of Holdings set forth in Section 6(d).

(iv)         The covenants and undertakings by Employee contained in this Section 9 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 9 will cause irreparable injury to Unitek, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated by monetary damages.  Accordingly, the remedy at law for any breach of this Section 9 will be inadequate.  Therefore, notwithstanding Section 20, Unitek will be entitled to a temporary and permanent injunction, restraining order or any other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of this Section 9 by Employee without the necessity of proving actual damage or posting of any bond whatsoever.  Employee consents to jurisdiction and venue in the Federal or State courts of Montgomery County, Pennsylvania for such equitable relief.

(v)          The rights and remedies provided by this Section 9 are cumulative and in addition to any other rights and remedies which Unitek may have hereunder or at law or in equity.  The parties hereto agree that, if any arbitrator or court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 9 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such arbitrator or court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(b)          Non-Competition Restrictions.  During the Non-Competition Period (as defined below), Employee will not, anywhere in the Territory (as defined below), directly or indirectly, alone or as principal, agent, employee, officer, director, trustee, employer, consultant, investor or partner, enter the employ of, or render services to, or own any stock or any other ownership interest in, or make any financial investment in, any person, business or entity which is a Competitor (as defined below) to Unitek and/or its Affiliates; provided, however, that the ownership of not more than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system shall not constitute a violation of this Section 9(b).  For purposes of this Agreement, a business or entity shall be considered a “Competitor” as of any point in time during the Non-Competition Period if it engages in the business of providing permanently outsourced infrastructure and engineering, construction management and installation fulfillment services to companies specializing in the telecommunications, broadband cable, wireless, two-way radio, transportation, public safety and satellite television industries, or that otherwise competes with Unitek or any of its Affiliates within the Territory (the “Business”).  For purposes of this Agreement, the “Non-Competition Period” shall mean the period commencing on the Effective Date and ending twelve (12) months after the date Employee’s employment is terminated for any reason.  For purposes of this Agreement, “Territory” means anywhere in the United States of America and Canada.

(c)          Non-Solicitation Restrictions.  During the Non-Competition Period, Employee will not, directly or indirectly, (i) solicit the employment or services of any individual who upon termination of Employee’s employment with Unitek or within twelve (12) months prior thereto, was known by Employee to be employed by Unitek or any of its Affiliates (each such individual, a “Unitek Affiliate”), (ii) hire any Unitek Affiliate or (iii) solicit any customer or supplier of Unitek or any of its Affiliates to terminate its arrangement with Unitek or any of its Affiliates, otherwise change its relationship with Unitek or any of its Affiliates, or establish any relationship, directly or indirectly, with Employee for any business purpose that is competitive with the Business.

10.         Deductions and Withholdings.  All payments made to Employee pursuant to this Agreement shall be subject to all applicable statutory deductions and withholding amounts.

11.         Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

to :	Unitek Global Services Inc.
Gwynedd Hall
1777 Sentry Parkway West
Suite 302
Blue Bell, PA 19422

with copies to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Justin W. Chairman

to Employee:	To the most recent address reflected in Unitek’s personnel files

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if delivered by hand or overnight courier and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

12.         Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania applicable therein, without giving effect to the principles of conflict of laws thereof.

13.         Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Employee shall not assign this Agreement or delegate his duties hereunder without the prior written consent of Unitek.  Any purported assignment in violation of this Section 13 shall be null and void and of no force or effect.

14.         Amendment or Modification.  This Agreement may not be amended, modified, changed or altered except by a writing signed by the Chairman of the Board and Employee.

15.         Waiver.  None of the terms of this Agreement, including this Section 15, or any term, right or remedy hereunder shall be deemed waived unless such waiver is in writing and signed by the party to be charged therewith and in no event by reason of any failure to assert or delay in asserting any such term, right or remedy or similar term, right or remedy hereunder.

16.         Interpretation.  Titles of sections are for convenience only and are not to be considered a part of this Agreement.  Whenever the terms “hereof,” “hereby,” “herein,” or words of similar import are used in this Agreement they shall be construed as referred to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary.  Any reference to a particular “Section” or “paragraph” shall be construed as referred to the indicated section or paragraph of this Agreement unless the context indicates to the contrary.  The use of the term “including” herein shall be construed as meaning “including, without limitation.”  All references to “$” shall be references to legal currency of the United States of America.

17.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

18.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement.

19.         Complete Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior agreements, term sheets and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

20.         Confidential Arbitration of Disputes.  Except as otherwise provided in Section 8 and Section 9 of this Agreement, any controversy or claim arising out of or relating to this Agreement or the breach thereof, relating to the Release or arising out of Employee’s employment or the termination of that employment (including any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be resolved by binding confidential arbitration, under the auspices of the American Arbitration Association (“AAA”) in Philadelphia, Pennsylvania, before three neutral and independent arbitrators licensed to practice law and in accordance with the Commercial Rules of the AAA.  In the event that any person or entity other than Employee or Unitek is a party with regard to any such controversy or claim, such controversy or claim with such third party shall be submitted to confidential arbitration subject to such other person or entity’s agreement.  However, with the exception of Section 8 and Section 9, all disputes between Unitek and Employee shall be arbitrated.  Any award rendered in any arbitration shall be final and conclusive upon the parties to the arbitration, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the arbitration.  This Section 20 shall be specifically enforceable.  Nothing in this Section 20 shall prevent Unitek from seeking injunctive or equitable relief from any court of appropriate jurisdiction as provided in Section 8 and Section 9.

21.         Matters Concerning Section 409A.

(a)          Section 409A Compliance.  If any payment or other benefit provided to Employee in connection with his termination of employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Unitek determines that Employee is a “specified employee” as defined in Section 409A, no part of such payments or benefits shall be paid before the day that is six (6) months plus one (1) day after Employee’s termination date (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to Employee during the period between the date of termination and the New Payment Date shall be paid to Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full cost of premiums for such welfare benefits during the six (6) month period and Unitek shall pay the Employee an amount equal to the amount of such premiums paid by Employee during such six-month period promptly after its conclusion.

(b)          Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

(c)          Installments as Separate Payments.  If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

22.         Employee Representation. Employee acknowledges that he has negotiated and entered into this Agreement with the full advice and representation of legal counsel specifically retained for such purpose.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written.

UNITEK GLOBAL SERVICES, INC.

By:	/s/ Michael F. O’Donnell
Name:	Michael F. O’Donnell
Title:	Non-Executive Chairman of the Board

EMPLOYEE:

/s/ Rocco Romanella
Rocco Romanella

EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

(Attached)

EXHIBIT B

FORM OF RELEASE

This Release (this “Release”) dated as of ________, 20__ (the “Execution Date”), is made by and between UniTek Global Services Inc., a Delaware limited liability company (“Unitek”), and Rocco Romanella (“Employee”).

WHEREAS, the parties hereto entered in that certain Employment Agreement, executed _____________, 2012 (the “Employment Agreement”);

WHEREAS, Employee’s employment with Unitek has been terminated in a manner described in Section 7(c) of the Employment Agreement;

WHEREAS, pursuant to Section 7(c) of the Employment Agreement, it is a condition precedent to Unitek’s obligation to make certain of the payments under Section 7(c) that Employee executes and delivers this Release.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.          Termination.  Each of the parties agrees that, except for the parties respective rights and obligations pursuant to Sections 7(c), 7(e), 8, 9 and 20 of the Employment Agreement (which shall survive in accordance with their respective terms), the Employment Agreement is terminated effective as of, and shall be of no further force and effect effective as of, ____________, ______.

2.          Release.  Employee ON BEHALF OF HIMSELF, HIS SPOUSE, ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS, AGENTS, ASSIGNS, AND ANY TRUSTS, PARTNERSHIPS AND OTHER ENTITIES UNDER HIS CONTROL (TOGETHER, THE “EMPLOYEE PARTIES”), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES each of Unitek, [benefits plan administrator], their respective employees and affiliates, and their respective predecessors, successors and assigns and their respective past and present stockholders, members, directors, officers, employees, agents, representatives, principals, insurers and attorneys (together the “Employer Parties”) from any and all claims, demands, liabilities, suits, damages, losses, expenses, attorneys’ fees, obligations or causes of action, KNOWN OR UNKNOWN of any kind and every nature whatsoever, and WHETHER OR NOT ACCRUED OR MATURED, that any of them have or may have, arising out of or relating to any transaction, dealing, relationship, conduct, act or omission, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE EXECUTION DATE (including, but not limited to, any claim against the Employer Parties based on, relating to or arising under wrongful discharge, breach of contract (whether oral or written), tort, fraud (including fraudulent inducement into this Release), defamation, negligence, promissory estoppel, retaliatory discharge, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq., as amended, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., as amended (including the Civil Rights Act of 1991), the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101, et seq., as amended, Employee Retirement Income Security Act of 1974, (“ERISA”), 29 U.S.C. §§ 1001 et seq., as amended, the Family and Medical Leave Act (“FMLA”), 29 U.S.C. §§ 2601 et seq., as amended, the Labor Management Relations Act, 29 U.S.C. §§ 141 et seq., as amended, the Occupational Safety and Health Act (“OSHA”), 29 U.S.C. §§ 651 et seq., as amended, the Racketeer Influenced and Corrupt Organizations Act (“RICO”), 18 U.S.C. §§ 1961 et seq., or any other federal, state or local law relating to employment or discrimination in employment, including, without limitation, the Pennsylvania Human Relations Act; the Pennsylvania Equal Pay Act; and Pennsylvania Whistleblower Law; arising out of or relating to Employee’s employment by Unitek or the Employment Agreement or his services as an officer or employee of Unitek, or otherwise relating to the termination of such employment or the Employment Agreement (“Released Claims”); provided, however, that such general release will not limit or release the Employer Parties from their respective obligations (i) under this Release, or (ii) under the surviving portions of the Employment Agreement as specified in Section 1 hereof.  Employee, ON BEHALF OF HIMSELF AND EMPLOYEE PARTIES, hereby covenants forever not to assert, file, prosecute, maintain, commence, institute (or sponsor or purposely facilitate any person in connection with the foregoing), any complaint or lawsuit or any legal, equitable or administrative proceeding of any nature, against any of the Employer Parties in connection with any matter released in this Section 2, and represents and warrants that no other person or entity has initiated or, to the extent within his control, will initiate any such proceeding on his or their behalf.  For avoidance of doubt, this Release covers both claims that Employee knows about and those he may not know about. Specifically excluded from this release are (a) any and all claims that Employee may have in regard to enforcement of Employee’s rights under this Agreement; (b) any rights to claims under the Age Discrimination in Employment Act that may arise after the date this Agreement is executed, and, (c) any claims that, as a matter of applicable law, are not waivable.

3.          Reporting Acknowledgment. Employee represents that Employee has no employment discrimination, “wrongful discharge,” “wage and hour,” or any other complaints or charges against the Employer Parties pending before any local, state or federal court, tribunal or administrative agency. Employee has no knowledge of and has not reported any alleged fraudulent or unlawful conduct or activities to any supervisor, manager, officer, department head, or any other agent of Unitek, except to the extent Employee has followed Unitek’s process and procedure for filing complaints.

4.          Conduct Not Prohibited. Nothing in this Agreement shall be construed to prohibit Employee from: (a) making any disclosure of information required by process of law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, or any self-regulatory organization or Unitek’s designated legal compliance officer; (c) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud or any rule of any regulatory agency or any self-regulatory organization; or (d) conferring with legal or financial advisors. Notwithstanding the foregoing, Employee agrees to waive Employee’s right to recover monetary damages in connection with any charge, complaint or lawsuit filed by Employee or by anyone else on Employee’s behalf.

5.          Acknowledgement of Waiver of Claims under ADEA.  Employee acknowledges that, pursuant to Section 2 hereof, he is waiving and releasing any rights he may have against the Employer Parties under the Age Discrimination in Employment Act of 1967 and that this waiver and release is knowing and voluntary.  Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that (a) he has had at least twenty-one (21) days to consider and review the terms of this Release or has knowingly and voluntarily waived his right to do so; (b) he has been advised by the Employer Parties to consult with his attorney regarding the terms of this Release; (c) any and all questions regarding the terms of this Release have been asked and answered to his complete satisfaction; (d) he has read this Release and fully understands its terms and their import; and (e) the consideration provided for herein is good and valuable.  Employee understands that he may revoke this Release, in writing within seven (7) days of the Execution Date, and this Release shall not become effective and enforceable until such period has expired (the “Revocation Period”).  In the event that Employee revokes this Release prior to the expiration of the Revocation Period, this Release shall be null and void ab initio, and Employee acknowledges and agrees that he will not receive the benefits provided by this Release or in the Employment Agreement (including payment under Section 7(c) of the Employment Agreement) if he revokes this Release.

6.          Acknowledgments.  Employee acknowledges that he understands the terms of this Release, that he has executed this Release knowingly and voluntarily and that, before entering into this Release, he has had the opportunity to consult with any attorney or other advisor of his choice, and has done so, and has not relied in connection herewith on legal counsel for Unitek.  Employee acknowledges that, in consideration for the covenants and releases contained herein, he will receive the payments as described in Section 7(c) of the Employment Agreement, and that he would not receive such payment without the execution of this Release.

7.          Modification.  This Release may not be modified or amended except in writing signed by the parties.  No term or condition of this Release will be deemed to have been waived except in writing by the party charged with waiver.  A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

8.          Counterparts.  This Release may be executed in any number of counterparts, each of which shall be an original, but all of which, together shall constitute one and the same instrument.  Any counterpart of this Release that has attached to it separate signature pages that together contain the signature of all parties hereto shall for all purposes be deemed a fully executed original.  Facsimile signatures shall constitute original signatures.

9.          Successors and Assigns.  All the terms and provisions of this Release shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and permitted assigns.  Neither this Release nor any rights or obligations hereunder may be assigned by Employee, other than by will or the laws of descent or distribution.

10.         Severability.  All provisions of this Release are intended to be severable.  In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding shall in no way affect the validity or enforceability of any other provision of this Release.  The parties hereto further agree that any such invalid or unenforceable provision shall be deemed modified so that it shall be enforced to the greatest extent permissible under law, and to the extent that any court or arbitrator of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court or arbitrator may limit this Release to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Release as limited.

11.         Governing Law.  This Release shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws.

12.         Construction.  The parties agree that this Release was negotiated by the parties and shall not be construed against any party.

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IN WITNESS WHEREOF, the parties have executed this Release as of the day and year first above written.

Accepted and Agreed to:

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING RELEASE, THAT I UNDERSTAND ALL OF ITS TERMS, AND THAT I AM ENTERING INTO IT VOLUNTARILY.  I FURTHER ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS TO REVIEW AND CONSIDER THIS RELEASE FOR 21 DAYS AND TO CONSULT WITH AN ATTORNEY ABOUT IT, AND STATE THAT BEFORE SIGNING THIS RELEASE, I HAVE EXERCISED THESE RIGHTS TO THE FULL EXTENT THAT I DESIRED.

EMPLOYEE

Date Signed:

STATE OF ____________	)

)

COUNTY OF __________	)

On this _____ day of ___________, 20__, personally appeared before me, a Notary Public, EMPLOYEE, known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that EMPLOYEE executed the instrument.

___________________________________

Expiration: